Exhibit 99.4
THE LPA GROUP INCORPORATED,
THE LPA GROUP OF NORTH CAROLINA, P.A.,
THE LPA GROUP, P.C., THE LPA DESIGN GROUP, INC.,
HORIZON ARCHITECTS, P.C., LPACIFIC GROUP INCORPORATED,
AND THE LPA GROUP OF CANADA INC
COMBINED CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

THE LPA GROUP INCORPORATED,
THE LPA GROUP OF NORTH CAROLINA, P.A., THE LPA GROUP, P.C.,
THE LPA DESIGN GROUP, INC., HORIZON ARCHITECTS, P.C.,
LPACIFIC GROUP INCORPORATED, AND THE LPA GROUP OF CANADA INC
TABLE OF CONTENTS
MARCH 31, 2010 AND 2009

PAGE
FINANCIAL STATEMENTS:

Combined Statement of Income	1

Combined Balance Sheet	2-3

Combined Statement of Cash Flows	4

Combined Notes to Financial Statements	5-8

THE LPA GROUP INCORPORATED,
THE LPA GROUP OF NORTH CAROLINA, P. A., THE LPA GROUP, P.C.,
THE LPA DESIGN GROUP, INC., HORIZON ARCHITECTS, P.C.,
LPACIFIC GROUP INCORPORATED, AND THE LPA GROUP OF CANADA INC
COMBINED CONDENSED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2010 and 2009

	For the three months
	ended March 31,
	2010	2009

Fees earned	$25,380,550	$22,102,420

Operating expenses:
Direct labor	5,788,709	5,348,499
Direct consultants	7,263,592	7,215,758
Other direct expenses	1,463,521	621,455
Indirect labor	3,988,279	3,138,266
Other indirect expenses	4,752,125	4,461,456

Income from operations	2,124,324	1,316,986

Other income/(expense):
Interest income	3,821	12,118
Gain/(loss) on sale	64	(10,736)
Income from unconsolidated affiliate joint venture partnership	88,790	137,914
Miscellaneous income	—	4,989
Interest expense	(42,737)	(62,090)

Income before income taxes	2,174,262	1,399,181

Provision for income taxes	804,477	517,697

Net income	$1,369,785	$881,484

The accompanying notes to the financial statements are an integral part of this statement.

THE LPA GROUP OF NORTH CAROLINA, P. A., THE LPA GROUP, P.C.,
THE LPA DESIGN GROUP, INC., HORIZON ARCHITECTS, P.C.,
LPACIFIC GROUP INCORPORATED, AND THE LPA GROUP OF CANADA INC
COMBINED CONDENSED BALANCE SHEETS (UNAUDITED)
MARCH 31, 2010 AND DECEMBER 31, 2009

	As of
	March 31,	December 31,
	2010	2009

ASSETS
Current Assets
Cash and cash equivalents	$3,975,861	$3,068,107
Receivables, net of allowances of $234,506	13,517,153	11,402,187
Unbilled revenues on contracts in progress	8,566,285	8,031,802
Cost and estimated earnings in excess of billings	—	890,394
Prepaid income taxes	106,933	61,153
Prepaid expenses	390,254	568,730
Other receivables	35,162	52,097

Total current assets	26,591,648	24,074,470

Property, Plant and Equipment, net	4,060,030	4,029,358
Other Long-term Assets
Deposits	113,816	126,666
Investments-affiliate	136,936	48,146
Investments — other	14,400	14,400
Accounts receivable — related party	137,604	162,405
Retainage receivable	463,925	381,823

Total other long-term assets	866,681	733,440

Total assets	$31,518,359	$28,837,268

The accompanying notes to the financial statements are an integral part of this statement.

THE LPA GROUP OF NORTH CAROLINA, P. A., THE LPA GROUP, P.C.,
THE LPA DESIGN GROUP, INC., HORIZON ARCHITECTS, P.C.,
LPACIFIC GROUP INCORPORATED, AND THE LPA GROUP OF CANADA INC
COMBINED CONDENSED BALANCE SHEETS CONTINUED (UNAUDITED)
MARCH 31, 2010 AND DECEMBER 31, 2009

	As of
	March 31,	December 31,
	2010	2009

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Current Liabilities
Current portion of long-term debt	$1,000,020	$1,000,020
Accounts payable	6,266,080	5,228,580
Billings in excess of revenues on contracts in progress	3,302,086	4,352,675
Payroll liabilities	2,303,262	2,104,608
Income taxes payable	804,477	—
Accrued leave	854,882	543,603
Deferred income tax liability	3,817,673	3,817,673
Retirement contribution	150,000	568,791

Total current liabilities	18,498,480	17,615,950

Long-term Liabilities
Note payable — long term	5,583,245	5,833,250
Obligation under capital lease	681,794	759,282
Due to affiliates	3,770,000	3,770,000
Deferred compensation expense	609,927	627,782
Reserves	65,336	53,000

Total liabilities	29,208,782	28,659,264

Shareholders’ Investment
Common Stock (1,000,000 shares, authorized, 508,062 shares issued and outstanding)	204,010	201,910
Cost of 296,971 shares of common stock held by the Company	(18,352,689)	(18,352,689)
Additional paid-in capital	3,040,916	2,281,227
Retained earnings	17,417,340	16,047,556

Total shareholders’ investment	2,309,577	178,004

Total liabilities and shareholders’ investment	$31,518,359	$28,837,268

The accompanying notes to the financial statements are an integral part of this statement.

THE LPA GROUP INCORPORATED,
THE LPA GROUP OF NORTH CAROLINA, P. A., THE LPA GROUP, P.C.,
THE LPA DESIGN GROUP, INC., HORIZON ARCHITECTS, P.C.,
LPACIFIC GROUP INCORPORATED, AND THE LPA GROUP OF CANADA INC
COMBINED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
THREE MONTHS ENDING MARCH 31, 2010 AND 2009

	For the three months
	ended March 31,
	2010	2009

Cash Flows from Operating Activities
Net income	$1,369,785	$881,484
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	274,455	242,430
Net increase in receivables	(1,742,240)	(814,997)
Net decrease in other current assets	132,696	573,447
Net increase in other assets	(133,242)	(55,137)
Net (decrease)/increase in accounts payables and accrued expense	882,650	425,237
Net increase in other long term liabilities	(5,519)	330,302
Net increase in deferred income tax	—	(111,338)

Net cash provided by operating activities	778,585	1,471,428

Cash Flows from Investing Activities
Additions to property, plant and equipment	(305,127)	(416,669)

Net cash used in investing activities	(305,127)	(416,669)

Cash Flows from Financing Activities
Principal payments on long term debt	(250,005)	(250,005)
Payments on capital lease obligations	(77,488)	—
Sale of Common Stock	761,789	188,294

Net cash provided by/(used) in financing activities	434,296	(61,711)

Net increase in cash and cash equivalents	907,754	993,048
Cash and cash equivalents, beginning of period	3,068,107	2,873,576

Cash and cash equivalents, end of period	$3,975,861	$3,866,624

The accompanying notes to the financial statements are an integral part of this statement.

THE LPA GROUP INCORPORATED,
THE LPA GROUP OF NORTH CAROLINA, P.A., THE LPA GROUP, P.C.,
THE LPA DESIGN GROUP, INC., HORIZON ARCHITECTS, P.C.,
LPACIFIC GROUP INCORPORATED, AND THE LPA GROUP OF CANADA INC
COMBINED CONDENSED NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009
Note A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Principals of Combination:
The combined condensed financial statements include the accounts of the following commonly owned corporations (the Company):
     THE LPA GROUP INCORPORATED
     THE LPA GROUP OF NORTH CAROLINA, P.A.
     THE LPA GROUP, P.C.
     THE LPA DESIGN GROUP, INC.
     HORIZON ARCHITECTS, P.C.
     LPACIFIC GROUP INCORPORATED
     THE LPA GROUP OF CANADA INC
Investments in joint ventures, over which the Company exercises significant influence, are accounted for under the equity method. The Company renders services to its joint ventures and records revenues in the period in which such services are provided. All intercompany balances and transactions have been eliminated in consolidation.
Note B — NATURE OF OPERATIONS:
The Company is an engineering, architectural and planning firm specializing in the construction of airports, highways, bridges and other transportation infrastructure. The Company’s fees are derived from a variety of clients, the majority of whom are federal, state and local governments.
Note C — INVESTMENT IN AFFILIATE:
The Company’s investment in affiliate of $136,936 consists of an initial capital investment in, and the undistributed net earnings from, its one third interest in Louisiana TIMED Managers (LTM), a joint venture formed to manage a Louisiana Department of Transportation and Development (DOTD) transportation construction contract. During the three months ended March 31, 2010 and 2009, the Company advanced $1,307,548 and $2,325,566, respectively to LTM in labor and overhead related to the contract. As of March 31, 2010, $475,309 remains uncollected. The Company has recognized $88,790 and $137,914 as income from the unconsolidated affiliate joint venture partnership during the three months ended March 31, 2010 and 2009, respectively.
Conversely, the members are required to reimburse LTM for general and administrative expenses of the joint venture and for the purchase of fixed assets. As of March 31, 2010 and December 31, 2009, the Company did not have a payable to LTM.

THE LPA GROUP INCORPORATED,
THE LPA GROUP OF NORTH CAROLINA, P.A., THE LPA GROUP, P.C.,
THE LPA DESIGN GROUP, INC., HORIZON ARCHITECTS, P.C.,
LPACIFIC GROUP INCORPORATED, AND THE LPA GROUP OF CANADA INC
COMBINED CONDENSED NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009
To date, the Company has received advance distributions totaling $3,770,000 from LTM. These distributions represent advances from billings in excess of costs and estimated profits of the joint venture. These advances bear no interest and have no specific repayment terms.
The Company includes equity income from unconsolidated joint ventures as a component of other income as this income is derived from entities taxes as partnerships.
Summary financial information for LTM as of, and for the period ended, March 31, 2010, is presented in the following table. LTM recognizes revenues from construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract.

Current assets	$9,940,580
Other assets	11,343,554
Current liabilities	20,873,328
Equity	410,806
Contract revenues	3,105,449
Contract expenses	2,845,511
Other income	6,431
Net income	266,369
Note D — NOTES PAYABLE TO BANK AND LONG-TERM DEBT:
The Company has a line of credit agreement with National Bank of South Carolina (NBSC) for an open ended credit of $5,500,000. The agreement provides for variable interest to accrue at the banks prime interest rate with interest paid monthly. The line is secured by accounts receivable and property and equipment of the Company. The Company did not draw on the line during both the three months ended March 31, 2010 and 2009. The line is due to renew on May 22, 2010.

Long-term debt at March 31, 2010 is as follows:

Note payable, NBSC, LIBOR plus 230 basis points, due in monthly installments of $83,335, plus interest, through November 2016, secured by accounts receivable and property, plant and equipment of the Company. The interest rate at March 31, 2010 was 3.25%.	$6,583,265

Less current portion long-term note payable	(1,000,020)

$5,583,245

The line and note payable are subject to various covenants with the Bank. As of March 31, 2010 the Company was in compliance with or had received waivers for compliance with these Bank loan covenants.

THE LPA GROUP INCORPORATED,
THE LPA GROUP OF NORTH CAROLINA, P.A., THE LPA GROUP, P.C.,
THE LPA DESIGN GROUP, INC., HORIZON ARCHITECTS, P.C.,
LPACIFIC GROUP INCORPORATED, AND THE LPA GROUP OF CANADA INC
COMBINED CONDENSED NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009
The five year maturity of long-term debt and future minimum lease payments under capital leases as of March 31, 2010, is as follows:

Amount
For the nine months ending December 31, 2010	$750,015
Fiscal year ending 2011	1,000,020
Fiscal year ending 2012	1,000,020
Fiscal year ending 2013	1,000,020
Fiscal year ending 2014	1,000,020
Thereafter	1,833,170

$6,583,265

Note F — COMMITMENTS AND CONTINGENCES:
In the ordinary course of business, the Company has, from time to time, become a party to legal claims and disputes. At March 31, 2010, management is not aware of any pending or threatened litigation, or unasserted claims that would result in losses that would be material to the financial statements. The Company’s management in consultation with its legal counsel has recorded a $50,000 reserve in the financial statements based upon its estimate of known claims.
Note G — SHARE BASED COMPENSATION
The Company adopted the Equity Topic and the Compensation-Retirement Benefits Topic of the FASB Accounting Standards Codification effective January 1, 2006. The cost of employee services acquired through these Share-Based Compensation transactions have been recognized in the financial statements. The fair value exercise price is determined annually based upon a weighted average formula of the prior three audited financial statements. The shares vest over a three year period from date of issue. As of March 31, 2010 shares issued were not fully vested. The amount expensed during the three months ended March 31, 2010 as compensation was $17,855 and there was no compensation expense during the comparable period in 2009. There was an accrued liability of $609,927 related to share-based compensation arrangements as of March 31, 2010.
As of March 31, 2010, the Company had a fixed price stock option plan under which a single principal may exercise stock options granted for up to 22,274 shares as follows: 10,331 shares in 2010, 3,714 shares in 2011, 4,114 shares in 2012 and 4,115 shares in 2013. The exercise price was fixed in 2004. The plan requires the Company to issue additional shares of stock equal to one-fourth of the shares exercised on the issuing four anniversary dates of the stock exercised. The only contingency for issuance of these additional shares is the continued employment of the principal. As of March 31, 2010 the Company has a contingent liability to issue 2,322 shares as follows: 774 shares in 2010, 774 shares in 2011, 516 shares in 2012 and 258 shares in 2013.

THE LPA GROUP INCORPORATED,
THE LPA GROUP OF NORTH CAROLINA, P.A., THE LPA GROUP, P.C.,
THE LPA DESIGN GROUP, INC., HORIZON ARCHITECTS, P.C.,
LPACIFIC GROUP INCORPORATED, AND THE LPA GROUP OF CANADA INC
COMBINED CONDENSED NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009
If a change of control of the Company were to occur the exercise rights for future periods would lapse and in exchange the Company would issue 740 shares for each year or partial year that the principal was employed from January 2005 for a maximum of 10 years (7,740 shares). Additionally, with a change of control, the Company is required to issue an equal number of shares that would have been issued had the change of control not occurred and the principal had been employed for a period of four years beyond the fourth anniversary of the last rights exercised by the principal.
Note H — RECENT ACCOUNTING PRONOUNCEMENTS
In June 2009, the FASB issued authoritative guidance amending the timing and consideration of analyses performed to determine if the Company’s variable interests give it a controlling financial interest in a variable interest entity, as well as requiring additional disclosures. The Company adopted the provisions of this guidance on January 1, 2010. The adoption of this authoritative guidance did not have a material impact on the condensed consolidated financial statements.
Note I — SUBSEQUENT EVENTS
On May 3, 2010, the Michael Baker Corporation (“Baker”) entered into a Stock Purchase Agreement to acquire 100% of the outstanding shares of the LPA Group Incorporated and all of its subsidiaries and affiliates (“LPA”) for $59.4 million. This transaction was funded with $51.4 million of cash and approximately $8.0 million of Baker’s stock.
As required by the Subsequent Events Topic of the FASB Accounting Standards Codification, management has considered subsequent events through July 15, 2010, the date of issuance, in preparing the financial statements and notes hereto.